                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 9 to the Registration Statement of the Fulcrum Separate Account of Allmerica Financial Life Insurance and Annuity Company on Form N-4 of our report dated February 1, 2001, relating to the financial statements of Allmerica Financial Life Insurance and Annuity Company, and our report dated March 16, 2001, relating to the financial statements of the Fulcrum Separate Account of Allmerica Financial Life Insurance and Annuity Company, both of which appear in such Statement of Additional Information. We also consent to the reference to us under the heading "Experts" in such Statement of Additional Information.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers  LLP
Boston, Massachusetts
December 26, 2001